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                                                               Exhibit 24.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 19, 1994, which appears on page 23 of the 1994 Annual Report to Stockholders of Parametric Technology Corporation, which is incorporated by reference in Parametric Technology's Annual Report on Form 10-K for the year ended September 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 11 of such Annual Report on Form 10-K.


                                            PRICE WATERHOUSE LLP

Boston, Massachusetts                    /s/Price Waterhouse LLP
July 31, 1995

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